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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

     The following is a list of the Company's subsidiaries:

                                                                                PERCENTAGE OF VOTING
                                                                                SECURITIES OWNED BY
                                                              ORGANIZED           REGISTRANT AS OF
                                                            UNDER LAW OF          OCTOBER 28, 2000
                                                       -----------------------  --------------------
Analog Devices Limited...............................  United Kingdom                   100%
Analog Devices, GmbH.................................  Germany                          100%
Analog Devices, S.A..................................  France                           100%
Analog Devices, K.K..................................  Japan                            100%
Analog Devices APS...................................  Denmark                          100%
Analog Devices Nederland, B.V........................  The Netherlands                  100%
Analog Devices International, Inc....................  Massachusetts                    100%
Analog Devices Israel, Ltd...........................  Israel                           100%
Analog Devices A.B...................................  Sweden                           100%
Analog Devices SRL...................................  Italy                            100%
Analog Devices, HANDELSGESELLSCHAFT, M.B.H...........  Austria                          100%
Analog Devices Korea, Ltd............................  Korea                            100%
Analog Devices, B.V..................................  The Netherlands                  100%
Analog Devices Finance N.V...........................  Netherlands Antilles             100%
Analog Devices Holdings, B.V.........................  The Netherlands                  100%
Analog Devices Research & Development Ltd............  Ireland                          100%
Analog Devices (Philippines), Inc....................  The Philippines                  100%
Analog Devices Foreign Sales Corporation, B.V........  The Netherlands                  100%
Analog Devices Foundry Services, Inc.................  Delaware                         100%
Analog Devices Asian Sales, Inc......................  Delaware                         100%
Analog Devices Taiwan, Ltd...........................  Taiwan                           100%
Analog Devices Ireland, Ltd..........................  Ireland                          100%
Analog Devices Hong Kong, Ltd........................  Hong Kong                        100%
Analog Devices Pty, Ltd..............................  Australia                        100%
Analog Devices India Private Limited.................  India                            100%
Analog Devices Gen. Trias, Inc.......................  The Philippines                  100%
Analog Devices International Financial Services
  Company............................................  Ireland                          100%
Analog Devices Foreign Sales Corporation.............  Barbados                         100%
Analog Development (Israel) 1996 Ltd.................  Israel                           100%
Analog Devices (China) Co. Ltd.......................  China                            100%
Analog Devices Canada, Ltd...........................  Canada                           100%
Edinburgh Portable Compilers Limited.................  Scotland                         100%
Analog Devices Micromachines, Inc....................  Delaware                         100%
Analog Devices Micromachines, Ltd....................  United Kingdom                   100%
BCO Technologies, Ltd................................  United Kingdom                   100%
Analog Devices Belfast, Ltd..........................  United Kingdom                   100%
CAD, Inc.............................................  Massachusetts                    100%
Analog IMI Acquisition Sub, Inc......................  California                       100%
Analog SSI Acquisition Sub, Inc......................  California                       100%
Analog/NCT Supply Ltd................................  Delaware                          50%
Analog Devices Realty Holdings, Inc..................  The Philippines                   40%
Analog Supplies Company..............................  Japan                             15%
Analyzed Investment, Ltd.............................  Ireland                          7.4%